                                                                    EXHIBIT 23.5


                       CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the references to our firm and to our reserve report dated December 31, 1997 in the Transition Report on Form 10-K of Chesapeake Energy Corporation incorporated by reference into the Prospectus constituting part of the Registration Statement on Form S-3 of Chesapeake Energy Corporation to be filed with the Securities and Exchange Commission on or about April 20, 1998.


                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By:  /s/ Frederic D. Sewell
                                           ------------------------------------
                                             Frederic D. Sewell
                                             President


Dallas, Texas
April 20, 1998